E-6

                                                                   Exhibit 10.12

                               AMENDMENT AGREEMENT

         AMENDMENT AGREEMENT (this "Agreement") dated as of December 29, 1997 by and among The J.M. Ney Company (the "Borrower"), BankBoston, N.A. (successor by merger to Bank of Boston Connecticut) ("BankBoston") and Rhode Island Hospital Trust National Bank ("RIHT" and, collectively with BankBoston, the "Banks"), with respect to a certain Revolving Credit and Deferred Payment Sales Agreement dated as of October 8, 1996 by and among the Borrower and the Banks (the "Credit Agreement").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the terms of the Credit Agreement, the Banks provided certain financing to the Borrower; and

     WHEREAS, the Borrower has requested that the Banks amend certain provisions of the Credit Agreement; and

     WHEREAS, the Banks are willing to amend certain terms and conditions of the Credit Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         ss.1. Definitions. Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the same meanings herein as therein.

         ss.2. Ratification of Existing Agreements. All of the Borrower's obligations and liabilities to the Banks as evidenced by or otherwise arising under the Credit Agreement, the Note, the Letters of Credit and the other Loan Documents, are, by the Borrower's execution of this Amendment, ratified and confirmed in all respects. In addition, by the Borrower's execution of this Amendment, the Borrower represents and warrants that no counterclaim, right of set-off or defense of any kind exists or is outstanding with respect to such obligations and liabilities.

         ss.3. Representations and Warranties. All of the representations and warranties made by the Borrower in the Credit Agreement, the Note, the Letters of Credit and the other Loan Documents are true and correct on the date hereof as if made on and as of the date hereof, except to the extent of changes permitted by the Credit Agreement, the Note, the Letters of Credit, the other Loan Documents or this Agreement or specifically consented to in writing by the Banks, and except to the extent that any of such representations and warranties relate by their terms to a prior date.

         ss.4.  Amendment to the Credit Agreement.

     4.1. Amendment to ss.1.1. Section 1.1 of the Credit Agreement is hereby amended as follows: (i) the definition of "Availability Amount" is hereby amended in its entirety to read as follows:

                  "Availability Amount. The lesser of (a) the amount by which the Commitment exceeds the sum of (i) the aggregate outstanding balance of all Revolving Loans, plus (ii) the Deferred Payment Sale Amount, plus (iii) the Fair Market Value of Consigned Precious Metal plus (iv) the Maximum Drawing Amount, plus (v) the aggregate amount of all Unpaid Reimbursement Obligations plus (vi) the Fair Market Value of all Segregated Precious Metal and (b) after giving effect to any proposed Deferred Payment Sale with respect to any type of Precious Metal, 90% of the aggregate number of ounces of such type of Precious Metal that are (i) owned by the Borrower and (ii) not subject to any liens other than liens in favor of the Banks (e.g. if the Borrower owns 1000 ounces of silver Precious Metal (exclusive of Segregated Precious Metals and Consigned Precious Metals) prior to a Deferred Payment Sale of silver, the Borrower will be limited to a Deferred Payment Sale of 9000 ounces of silver under this clause (b))."

         (ii) the definition of "Borrowing Base" is hereby amended and restated in its entirety to read as follows:

                  "Borrowing Base. The sum of (a) 85% of Eligible Receivables in respect of account debtors located within the United States, plus (b) 70% of the Eligible Receivables in respect of account debtors located outside of the United States, plus (c) the Applicable Percentage of each type of Eligible Precious Metal Inventory after subtracting from the number of ounces of each type of Precious Metals owned by the Borrower to be included in Eligible Precious Metal Inventory hereunder
         (1) the Fair Market Value of 110% of the number of ounces of that type of Precious Metal that is the subject of a Deferred Payment Sale, (2) the Fair Market Value of 110% of the number of ounces of that type of Consigned Precious Metals and (3) the Fair Market Value of 110% of the number of ounces of that type of Segregated Precious Metals."

         (iii) the definition of "Consolidated Financial Obligations" is hereby amended and restated in its entirety to read as follows:

                  "Consolidated Financial Obligations. With respect to any period, an amount equal to the sum of all payments on Indebtedness that become due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which the Borrower or any of its Subsidiaries is a party relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases (including, without limitation, Deferred Payment Sale Interest). Demand obligations shall be deemed to be due and payable during any fiscal year during which such obligations are outstanding."

         (iv) the definition of "Deferred Payment Sale Interest" is hereby amended and restated in its entirety to read as follows:

          "Deferred Payment Sale Interest. Interest on the principal balance of Deferred Payment Sale Amount calculated in accordance with the method and/or amount set forth on the Confirmation Order for the applicable sale (which will be the Consignment Rate plus the Applicable Margin)."

         (v) the definition of "Eligible Receivables" is hereby amended by deleting the phrase "(iv) as to which the account debtor is located outside the United States (except as otherwise agreed in writing in its discretion by BKB with respect to specific foreign account debtors)" and inserting the phrase "(iv) as to which the account debtor is located outside the United States (except (x) if such account debtor is located within any other country which is a member of the Organization for Economic Cooperation and Development and has been an account debtor of the Borrower in good standing for at least six consecutive months and (y) as otherwise agreed in writing in its discretion by BKB with respect to specific foreign account debtors)" in its place.

          (vi) the definition of "EBITDA" is hereby amended and restated in its entirety to read as follows:

                  "EBITDA. The sum of (a) Consolidated Net Income (or Net Loss) for any period, plus (b) any income taxes (as calculated in accordance with the Tax Sharing Agreement) and interest expense of the Borrower and its Subsidiaries for such period, plus (c) depreciation and amortization of the Borrower and its Subsidiaries for such period, all as determined in conformity with generally accepted accounting principles."

         (vii) the definition of "Generally Accepted Accounting Principles or generally accepted accounting principles" is hereby amended by adding the following sentence at the end thereof: "Notwithstanding anything to the contrary in the foregoing, the Borrower shall base its accounting and financial calculations (including without limitation those pursuant to ss.9) on the "first-in, first-out" or "FIFO" method. Financial statements may be prepared using the "last-in first-out" or "LIFO" method, but shall for purposes of the Banks be adjusted to the "first-in first-out" or "FIFO" method."

         (viii) the definition of "Obligations" is hereby amended by adding the phrase ", Purchase and Consignment" immediately after the word "Loans" appearing in the eighth line thereof.

         (ix) the definition of "Revolving Loan Maturity Date" is hereby amended and restated in its entirety to read as follows:

                  "Revolving Loan Maturity Date.  December 29, 2002."

         (x) the following new definitions are hereby inserted into Section 1.1 in their appropriate alphabetical order:

                  "Applicable Margin. With respect to any LIBOR Rate Loan, Purchase and Consignment or Deferred Payment Sale, at any time, the Applicable Margin shall be the interest rate margin determined by BKB (in the case of LIBOR Rate Loans) or RIHT (in the case of a Purchase and Consignment or Deferred Payment Sale) based upon the OCF/TDS Ratio for the immediately preceding fiscal quarter end, effective as of the fifth Business Day after the financial statements referred to in ss.7.4 hereof have been received or, if earlier, are required to be furnished by the Borrower to the Banks for such fiscal quarter, expressed as a per annum rate of interest as follows:


         ---------------------------------- ---------------------- -------------------- ------------------
                   OCF/TDS Ratio              Deferred Payment       Consigned Rate        LIBOR Rate
                                               Sale Applicable      Applicable Margin   Applicable Margin
                                                   Margin
         ---------------------------------- ---------------------- -------------------- ------------------
         -------------------- ------------- ---------------------- ------------------- -------------------
               Greater Than   But Less
               Or Equal To    Than
         -------------------- ------------- ---------------------- ------------------- -------------------
         -------------------- ------------- ---------------------- ------------------- -------------------

         -------------------- ------------- ---------------------- ------------------- -------------------
         -------------------- ------------- ---------------------- ------------------- -------------------
               1.50:1         -                     1.75%                1.75%               1.75%
         -------------------- ------------- ---------------------- ------------------- -------------------
         -------------------- ------------- ---------------------- ------------------- -------------------
               1.25:1         1.50:1                2.00%                2.00%               2.00%
         -------------------- ------------- ---------------------- ------------------- -------------------

         provided, however, that, in the event that the Borrower fails to timely provide the financial statements referred to above in accordance with the terms hereof, and without prejudice to any additional rights under Section 12 hereof, no downward adjustment of the Applicable Margin shall occur until the second Business Day afte the actual delivery of such statements."

         "Consigned Precious Metal. Precious Metal (a) located at Permitted Inventory Locations, (b) subject to a Purchase and Consignment and consigned by RIHT to the Borrower pursuant to the terms of this Credit Agreement and (c) for which RIHT has not received payment or which has not been Redelivered to RIHT."

        "Consigned Precious Metal Report. A Consigned Precious Metal Report signed by the principal financial or accounting officer of the Borrower and in substantially the form of Exhibit C hereto."

        "Consignment Advance Rate Percentage.  Ninety percent (90%)."

        "Consignment Commitment. With respect to RIHT, RIHT's commitment to make Purchases and Consignments of Precious Metal in an aggregate amount up to the Consignment Limit, as the same may be reduced from time to time; or, if such commitment is terminated pursuant to the provisions hereof, zero."

      "Consignment Drawdown Date. The date on which any Purchase and Consignment is made or is to be made."

         "Consignment Fees. Consignment fees on Consigned Precious Metal at the rates set forth in ss.4A.2."

         "Consignment Limit. The amount by which the Commitment exceeds the sum of (i) the aggregate outstanding balance of all Revolving Loans, plus (ii) the Deferred Payment Sale Amount, plus (iii) the Fair Market Value of Segregated Precious Metals plus (iv) the Maximum Drawing Amount, plus (v) the aggregate amount of all Unpaid Reimbursement Obligations."

         "Consignment Purchase Price.  See ss.4A.1."

         "Consignment Rate. A rate determined by RIHT in its discretion by reference to its cost of leasing metals."

         "Management Agreement.  That certain Financial,  Investment Banking and
Professional   Services  Agreement dated  as  of  December 1, 1997  between  the
Borrower and Andersen Group, Inc."

         "OCF/TDS Ratio.  See ss.9.1."

         "Permitted Indebtedness.  Indebtedness permitted pursuant to ss.8.1."

       "Purchases and Consignments. Purchases and consignments of the Borrower's Precious Metal made or to be made by RIHT pursuant to ss.4A.1(a)."

         "Purchase and Consignment Request.  See ss.4A.3."

         "Redeliver(ed) or Redelivery. The delivery by the Borrower to RIHT's Head Office, at the Borrower's sole risk and expense, of Precious Metal in bullion form of a type and quality which is acceptable to RIHT."

         "Segregated Precious Metal.  See ss.4B.1."

         "Segregated Storage Limit. The amount by which the Commitment exceeds the sum of (i) the aggregate outstanding balance of all Revolving Loans, plus
(ii) the Deferred Payment Sale Amount, plus (iii) the Fair Market Value of Consigned Precious Metal plus (iv) the Maximum Drawing Amount, plus (v) the aggregate amount of all Unpaid Reimbursement Obligations."

         "Segregated Storage. The storage of RIHT's Precious Metal in a vault located at Borrower's principal office, such Precious Metal located therein to be in the form as originally delivered by RIHT to customer and to be physically segregated from the Borrower's other Precious Metal in such vault, if any, by means of a physical barrier acceptable to RIHT."

         "Spot Value. At any time, with respect to the calculation of the Dollar value of Precious Metal, (a) in all cases in which the Borrower is purchasing Precious Metal or in which the value of Consigned Precious Metal or Segregated Precious Metal is being calculated (for purposes of determining the Consignment Limit or Segregated Storage Limit, as the case may be), RIHT's "ask" spot quotation for Precious Metal at such times times the number of ounces of such Precious Metal and (b) in all cases in which RIHT is purchasing Precious Metal, RIHT's "bid" spot quotation for Precious Metal at such time times the number of ounces of such Precious Metal."

         "Subordinate Indebtedness. The Indebtedness of the Borrower to the Subordinate Lender pursuant to the Subordinate Loan Documents."

         "Subordinate   Lender.   BankBoston,   N.A.,  as lender pursuant to the
Subordinate Loan Documents, but excluding BankBoston, N.A.'s successors and assigns thereunder."

         "Subordinate Loan Documents. That certain Securities Purchase Agreement dated as of December 29, 1997 between the Borrower and the Subordinate Lender, and all other documents and agreements entered into and/or delivered in connection therewith."

     "Warrant. Those certain warrants each dated as of December 29, 1997 between the Borrower and Subordinate Lender, in respect of the purchase of up to an aggregate of 40,000 shares of the common stock of the Borrower, as amended and in effect from time to time, together with any replacement warrants."

                  4.2. Amendment to ss.2.1. Section 2.1 of the Credit Agreement is hereby amended by adding the phrase ", the Fair Market Value of Consigned Precious Metals, the Fair Market Value of Segregated Precious Metals" immediately after the word "Obligations" appearing in the eighth line thereof.

                  4.3. Amendment to ss.2.2. Section 2.2 of the Credit Agreement is hereby amended by adding the phrase ", the Fair Market Value of Consigned Precious Metals, the Fair Market Value of Segregated Precious Metals" immediately after the word "Obligations" appearing in the sixth line thereof.

                  4.4. Amendment to ss.2.5(b). Section 2.5(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the LIBOR Rate determined for such Interest Period plus the Applicable Margin from time to time in effect."

                  4.5. Amendment to Credit Agreement by Addition of New Sections 4A and 4B. The Credit Agreement is hereby amended by adding the new Sections 4A and 4B thereto that are set forth on Exhibit A attached hereto.

                  4.6. Amendment to ss.5.1(a). The last sentence of Section 5.1(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "The Deferred Payment Sale Amount and all amounts due
                  and payable in connection with Consigned Precious Metals and Segregated Precious Metals that are owed to RIHT, including, without limitation, all Deferred Payment Sale Interest, all Consignment Fees, all Purchase Prices, Precious Metals Fees and Brokerage Fees, shall be repaid by the Borrower to RIHT in the applicable Precious Metal or in immediately available Dollars and in accordance with the terms hereof or the requirements of the applicable Confirmation Order."

                  4.7. Amendment to ss.5.2. Section 5.2 of the Credit Agreement is hereby amended by (a) adding the phrase ", Consignment Fees" immediately after the word "Loans" appearing in the second line thereof and (b) adding the phrase "and the aggregate amount of Consigned Precious Metals and Segregated Precious Metals" immediately after the word "Amount" appearing in the tenth line thereof.

                  4.8. Amendment toss.5.5. Section 5.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "ss.5.5.  Additional  Costs,  Etc.  If any present or
                  future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other governmental authority (whether or not having the force of law), shall:

                           (a) subject any Bank to any tax, levy,  impost,  duty
                  charge,  fee,  deduction  or  withholding  of any nature  with respect to this Agreement, the other Loan Documents, the Commitment or the Consignment Commitment or the Revolving Loans, Letters of Credit, Consigned Precious Metals, Segregated Precious Metals or Deferred Payment Sales (other than taxes based upon or measured by the income or profits of such Bank), or

                           (b) materially  change the basis of taxation  (except
                  for change in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Revolving Loan, Letters of Credit, the aggregate amount of Consignment Precious Metals or Segregated Precious Metals, Deferred Payment Sale Amount, or any other amounts payable to any Bank under this Agreement or any of the other Loan Documents, or

                           (c) impose or  increase or render  applicable  (other
                  than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

                           (d) impose on any Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Commitment, the Consignment Commitment, the Revolving Loans, the Letters of Credit, Consigned Precious Metals, Segregated Precious Metals the Deferred Payment Sales, or any class of loans or commitments of which any of the Revolving Loans, the Letters of Credit, Consigned Precious Metals, Segregated Precious Metals or Deferred Payment Sales forms a part, and the result of any of the foregoing is:

                                    (i) to  increase  the  cost  to any  Bank of
                           making, funding, issuing, renewing, extending or maintaining any of the Revolving Loans, Letters of Credit, Consigned Precious Metals, Segregated Precious Metals, Deferred Payment Sales, the Consignment Commitment or the Commitment, or

                                    (ii) to  reduce  the  amount  of  principal,
                           interest or other amount payable to such Bank hereunder on account of the Commitment or the Consignment Commitment or any of the Revolving Loans, Letters of Credit, the Consigned Precious Metals, Segregated Precious Metals or Deferred Payment Sales, or

                                    (iii)  to  require  such  Bank to  make  any
                           payment or to forego any interest or other sum payable hereunder the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank such additional amounts as will be sufficient to compensate such Bank for such additional cost, reduction, payment or foregone interest or other sum."

                  4.9. Amendment to ss.5.6. Section 5.6 of the Credit Agreement is amended by (a) adding the phrase "or the Consignment Commitment immediately after the word "Commitment" appearing in the seventh line thereof, (b) adding the phrase ", the Consigned Precious Metals, the Segregated Precious Metals" immediately after the word "Credit" appearing in the eighth line thereof and (c) adding the phrase ",Consignment Rate" immediately after the word "Rate" appearing in the tenth line thereof.

                  4.10. Amendment to ss.5.9. Section 5.9(a) of the Credit Agreement is hereby amended by adding the phrase ", the aggregate amount of any Consigned Precious Metals or Segregated Precious Metals" immediately after the word "Loan" appearing in the second line thereof. Section 5.9(b) of the Credit Agreement is hereby amended by adding the phrase " the Fair Market Value of Consigned Precious Metals, the Fair Market Value of Segregated Precious Metals" immediately after the word "Obligations," appearing in the third line thereof.

                  4.11. Amendment to ss.5.10. Section 5.10 of the Credit Agreement is hereby amended by adding the phrase "all amounts due and payable in connection with Consigned Precious Metals and Segregated Precious Metals" immediately after the word "Obligations" appearing in the fourth line thereof.

                  4.12. Amendment to ss.6.4. Section 6.4 of the Credit Agreement is hereby amended by deleting the phrase "ending February 29, 1996" appearing therein and inserting the phrase "ended February 28, 1997, and the quarterly financial statements for the fiscal quarter ending August 31, 1997" in its place.

                  4.13. Amendment toss.7. The preamble to Section 7 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "ss.7. Affirmative Covenants of the Borrowers. The Borrower covenants and agrees that, so long as any Revolving Loan or Letter of Credit, the Deferred Payment Sale Amount, any amount of Consigned Precious Metals or Segregated Precious Metals or other Obligation is outstanding hereunder or under any Loan Document or any Bank has any obligation to make an Revolving Loan, Deferred Payment Sale or Purchase and Consignment or issue any Letter of Credit."

                  4.14. Amendment to ss.7.3. Section 7.3 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof: "The Borrower shall base its accounting and financial calculations (including without limitation those pursuant to ss.9) on the "first-in, first-out" or "FIFO" method."

                  4.15. Amendment to ss.7.4(e). Section 7.4(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(e) on (i) the fourth day of each calendar week, a Borrowing Base report in respect of Eligible Precious Metal Inventory, and (ii) the fourth day of each calendar month, a Borrowing Base report in respect of Eligible Receivables, in each case certified by the chief financial officer, controller or president of the Borrower, and in form reasonably acceptable to BKB;"

                  4.16. Amendment to ss.7.4(g). Section 7.4(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(g) (i) until the effectiveness of an IPO, promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the public shareholders of Andersen Group, Inc. or any controlling stockholder of the Borrower, and copies of all registration statements and Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange by Andersen Group, Inc. or any controlling stockholder of Andersen Group, Inc.; and (ii) after the effectiveness of an initial public offering of the stock of the Borrower, promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the public shareholders of the Borrower, and copies of all registration statements and Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange by the Borrower or any controlling stockholder of the Borrower."

                  4.17. Amendment toss. 7.4(h). Section 7.4(h) of the Credit Agreement is amended in its entirety to read as follows:

                  "(h) as soon as available and in any event not later than 6:00 p.m. on the fourth Business Day of each calendar week, (i) a summary (certified by the chief financial officer, controller or president of the Borrower and substantially in form reasonably acceptable to BKB) of the long and short positions of the Borrower (including, without limitation, their respective open, forward, and options and future contracts) for Precious Metal and the Precious Metal Inventory of the Borrower as at the close of business on the previous Friday (or if such Friday was not a Business Day, then as at the close of business on the next prior Business Day), and promptly thereafter, a written advice with respect to the foregoing, together with such reasonable detail as to permit the Banks to ascertain the basis of such calculations and summaries, (ii) a schedule (certified by the chief financial officer, controller or president of the Borrower) setting forth the calculations necessary to show the Borrower's compliance with the terms of Section
         8.10 hereof;  and (iii) a Consigned Precious Metal Report setting forth
         (A) the aggregate amount of Consigned Precious Metals, Segregated Precious Metals and the Borrower's other Precious Metal as of the end of such date, and (B) a calculation of the Consignment Advance Rate
         Percentage  multiplied  by the  Fair  Market  Value  of the  sum of (1)
         Borrower's Precious Metal (exclusive of Segregated Precious Metal and Precious Metal that is the subject of a Deferred Payment Sale) plus (2) Consigned Precious Metal as of such date."

                  4.18. Amendment toss.8. The preamble to Section 8 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "ss.8. Certain Negative Covenants of the Borrower. The Borrower covenants and agrees that, so long as any Revolving Loan, Letter of Credit, any amount of Consigned Precious Metals or Segregated Precious Metals, the Deferred Payment Sale Amount or other amount due and payable under any of the Loan Documents is outstanding or any Bank has any obligation to make any Revolving Loan or Deferred Payment Sale or Purchase and Consignment or issue any Letter of Credit:"

                  4.19. Amendment to ss.8.1. Section 8.1 of the Credit Agreement is hereby amended by (i) deleting the reference to "$800,000" appearing in clause (j) thereof and inserting a reference to "$1,000,000" in its place, and
(ii) adding the  following  new clauses  (k),  (l) and (m) at the end of Section
8.1:

                  (k) Subordinate Indebtedness to the Subordinate Lender underwritten by Equitable Securities Corp.;

                  (l) Subordinate Indebtedness to Andersen Group, Inc. that satisfies each of the following conditions: (a) the obligation to repay such Indebtedness is evidenced by a written agreement between the Borrower (or its Subsidiary, as applicable) and Andersen Group, Inc., and (b) the Borrower (or its Subsidiary, as applicable) and Andersen Group, Inc. shall have entered into a Subordination Agreement in form and substance satisfactory to the Banks in respect of such Indebtedness; and

                  (m) Indebtedness in an aggregate amount not to exceed $3,000,000 that: (i) is incurred or assumed solely in connection with an acquisition permitted pursuant to ss.8.4(a)(iv), and (ii) consists of either (x) the Borrower's obligation to pay to the seller of the assets or stock so acquired all or a portion of the purchase price for the assets or stock so acquired, or (y) the Borrower's assumption of indebtedness that (1) existed prior to such acquisition (and was not created in contemplation of such acquisition) in connection with the assets or stock so acquired, and (2) is payable to a third party lender."

                  4.20. Amendment to ss.8.2. Section 8.2 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (vii) thereof, (ii) deleting the punctuation "." at the end of clause (viii) thereof and inserting the phrase "; and" in its place, and (iii) adding the following new clauses (ix) and (x) immediately following clause (viii) thereof:

                  "(ix)    second  priority  liens  created  by  the Subordinate
Loan  Documents  to  secure  the Subordinate Indebtedness; and

                  (x) liens which (a) secure Indebtedness permitted pursuant to ss.8.1(m) and (b) encumber the assets and/or stock acquired by the Borrower pursuant to the provisions of ss.8.4(a)(iv)."

                  4.21. Amendment to ss.8.3. Section 8.3 of the Credit Agreement is hereby amended by (i) deleting the words "of United States banks having total assets in excess of $1,000,000,000" appearing in clause (b) thereof and inserting the words "(x) of United States banks having total assets in excess of $1,000,000,000 or (y) which deposits, certificates and acceptances are fully insured by the Federal Deposit Insurance Corporation" in their place, and (ii) deleting the reference to "$1,000,000,000" appearing in clause (h) thereof and inserting a reference to "$250,000,000" in its place.

                  4.22. Amendment to ss.8.4(a). Section 8.4(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           "(a) The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition other than (i) the sale of inventory and leasing of equipment in the ordinary course of business; (ii) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, (iii) the merger or consolidation of two or more Subsidiaries of the Borrower, provided, that, if a merger or consolidation occurs between a Subsidiary which is partially owned by the Borrower and a Subsidiary which is wholly owned by the Borrower, the wholly owned subsidiary shall be the surviving entity, and (iv) so long as no Default or Event of Default shall have occurred, the acquisition by the Borrower of the assets or stock of another Person, provided that such acquisition meets each of the following criteria: (v) the aggregate purchase price to be paid by the Borrower in respect of such acquisition (when aggregated with the aggregate purchase price paid by the Borrower in respect of all other acquisitions effected pursuant to this Section 8.4(a)(iv)) does not exceed $5,000,000, (w) the assets acquired (or, in the case of a stock acquisition, the assets and business of the Person acquired) are of a type, quality and character consistent with the Borrower's existing business plan and strategy, and do not cause a material change in the nature of the business in which the Borrower is engaged, all as determined by BKB, (x) as of the date of such acquisition, the Borrower shall have granted to the Banks a first priority perfected lien on and security interest in (except for Permitted Liens) all of the assets and stock acquired by the Borrower and all of the assets and stock directly or indirectly held by any Person acquired by the Borrower, (y) all corporate, partnership, governmental and other proceedings and approvals in connection with such acquisition, and all transaction documents incidental to such acquisition, shall be in form and substance reasonably satisfactory to the Banks, and (z) the Borrower shall have provided the Banks with evidence that, after giving effect to the proposed acquisition, the Borrower shall continue to satisfy the financial covenants set forth in ss.9 on a pro forma basis."

                  4.23. Amendment to ss.8.4(b). Section 8.4(b) of the Credit Agreement is hereby amended by adding the following new sentence at the end thereof:

                  "Notwithstanding the foregoing, and subject to the following proviso, the Borrower may dividend and transfer to Andersen Group, Inc. (or, in the case of the assets described in the following clause (y), transfer to Ney Ultrasonics Inc.) each of the following: (x) the stock of Ney Ultrasonics Inc. and (y) after delivery to the Banks of a pro forma asset statement approved by the Banks, the personal property used primarily by Ney Ultrasonics Inc. in its Ultrasonics business with an aggregate value not to exceed the value shown on such asset statement and approved by the Banks; provided, that (i) the aggregate unpaid principal and interest in respect of all loans made by the Borrower to Ney Ultrasonics Inc. does not exceed $750,000 as of the applicable date of such dividend, (ii) after giving effect to such dividend, the Borrower shall retain all rights to repayment of such loans theretofore made by the Borrower to Ney Ultrasonics Inc., and (iii) Andersen Group, Inc. shall agree in writing that the net proceeds of the sale of Ney Ultrasonics Inc. shall be applied first to pay off such loans made by the Borrower to Ney Ultrasonics Inc. prior to any other application of such net sale proceeds."

                  4.24. Amendment to ss.8.8. Section 8.8 of the Credit Agreement is hereby amended by adding the following new sentence at the end thereof:

                  "Notwithstanding anything to the contrary in this ss.8.8, the Borrower may (i) make payments to Andersen Group, Inc. pursuant to the Tax Sharing Agreement, as provided in ss.8.9, (ii) enter into the
         Management Agreement with Andersen Group, Inc. as provided in ss.ss.8.1(l) and 8.14, and (iii) issue a note in an aggregate principal amount of up to $4,000,000 to Andersen Group, Inc. as provided in ss.ss.8.1(l) and 8.14, provided that the Borrower shall in no event fail to comply with ss.ss.8.1(l), 8.9 and 8.14."

                  4.25. Amendment toss.8.9. Section 8.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "ss.8.9 Dividends and Distributions. Except for (i) accrued and unpaid dividends in the amount of $1,413,163 declared as of December 1, 1997 and (ii) any additional distributions as may be declared based on the Borrower's net income through November 30, 1997 in accordance with ss.8.9 of this Agreement as in effect prior the effectiveness of the Amendment Agreement dated as of December 29, 1997 among the Banks and the Borrower, the Borrower shall not make any dividend or distribution to or for the benefit of its shareholders; provided, that as long as (a) no Default or Event of Default has occurred, and (b) after giving effect to such dividend or distribution, the Borrower will be in compliance with all of its covenants in ss.9 herein, the Borrower may make payments to Andersen Group, Inc. in any fiscal year of the Borrower ending on or after February 28, 1997 in an aggregate amount equal to required payments under the Tax Sharing Agreement; and provided further that (i) the Borrower may repurchase its securities in accordance with the Subordinate Loan Documents, (ii) the Borrower may pay dividends to the holders of its common stock pro rata solely in shares of common stock, and (iii) the Borrower may dividend the stock and assets of Ney Ultrasonics Inc. to Andersen Group, Inc. in accordance with ss.8.4(b)."

                  4.26. Addition of ss.8.13. The following new Section 8.13 is hereby inserted in the Credit Agreement immediately following Section 8.12:

                  "ss.8.13 Amendments to Subordinate Indebtedness. The Borrower will not amend, modify or waive in any material respect any term or condition of any Subordinate Loan Document without the prior written consent of the Banks."

                  4.27. Addition of ss.8.14. The following new Section 8.14 is hereby inserted in the Credit Agreement immediately following Section 8.13:

                  "ss.8.14.  Payments to Andersen  Group.  The Borrower will not
         (and will not permit any of its Subsidiaries to) repay any Indebtedness held by, pay any management fees due to, or make any other payments (other than distributions permitted hereunder) (the "Subordinated Payments") to Andersen Group, Inc.; provided, that the Borrower may (and shall) make Subordinated Payments in respect of such subordinated management fees and interest accrued on such subordinated Indebtedness as earned or accrued quarterly in arrears so long as: (a) the obligation to pay such Subordinated Payments shall be evidenced by a written agreement between the Borrower (or such Subsidiary, as applicable) and Andersen Group, Inc., (b) the Borrower or such Subsidiary and Andersen Group, Inc. shall have entered into a Subordination Agreement in form and substance satisfactory to the Banks with respect to the payment of any Subordinated Payments (a "Subordination Agreement"), (c) both before and after giving effect to such payment, no Default or Event of Default shall have occurred and be continuing under the Loan Documents, (d) both before and after giving effect to such payment, the Borrower's Consolidated Net Income for the fiscal quarter ending immediately preceding such date of payment is not less than $1.00 (as evidenced by a certificate delivered by the Borrower to the Banks prior to making such payment), (e) both before and after giving effect to such payment, the difference between (x) the Borrower's Consolidated Net Income for the fiscal quarter ending immediately preceding such date of payment minus (y) the amount of such payment, is not less than $1.00 (as evidenced by a certificate delivered by the Borrower to the Banks prior to making such payment), and (f) the aggregate amount of all Subordinated Payments made to Andersen Group, Inc. during any fiscal year of the Borrower does not exceed the sum of (x) required payments under the Tax Sharing Agreement for such fiscal year plus (y) fifty percent (50%) of the Borrower's net income for the immediately preceding fiscal year of the Borrower."

                  4.28. Amendment toss.9. The preamble to Section 9 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "ss.9. CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Revolving Loan or Letter of Credit, or the Deferred Payment Sale Amount, any amount of Consigned Precious Metals or Segregated Precious Metals or other amount due and payable under any of the Loan Documents, is outstanding or any Bank has any obligation to make any Revolving Loan, Purchase and Consignment or Deferred Payment Sale or issue any Letter of Credit."

                  4.29. Amendment toss.9.1. Section 9.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "ss.9.1 Ratio of EBITDA to Debt Payments. As of the last day of the four fiscal quarters of the Borrower most recently ended, the Borrower shall not permit the ratio (the "OCF/TDS Ratio") of (a) EBITDA of the Borrower for such period of four fiscal quarters plus, to the extent deducted in determining EBITDA, any accrued Subordinated Payments payable by the Borrower to Andersen Group, Inc. for such period and which are permitted pursuant to ss.ss.8.1(l) and 8.14, less
         (i) Capital Expenditures (other than Capital Expenditures of the Borrower during the fiscal year ending February 28, 1999 in an aggregate amount of up to $1,000,000) that were not financed for their express purpose by BKB and (ii) taxes paid by the Borrower for such period of four fiscal quarters, to (b) Consolidated Financial Obligations (excluding the amounts of any accrued Subordinated Payments payable by the Borrower to Andersen Group, Inc. for such period and which are permitted pursuant to ss.ss.8.1(l) and 8.14) during the such period of four fiscal quarters, to be less than 1.25 to 1."

                  4.30. Amendment toss.9.2. Section 9.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "ss.9.2 Ratio of Liabilities to Tangible Net Worth. At all times set forth in the chart below, the Borrower shall not permit the ratio of (a) Consolidated Total Liabilities of the Borrower (excluding accrued subordinated Permitted Indebtedness payable by the Borrower to Andersen Group, Inc. which is permitted pursuant to ss.ss.8.1(l) and 8.14), to (b) the sum of the Borrower's Consolidated Tangible Net Worth plus accrued subordinated Permitted Indebtedness payable by the Borrower to Andersen Group, Inc. which is permitted pursuant to ss.ss.8.1(l) and 8.14, to exceed the applicable ratio set forth in the table below:

--------------------------------------------------------- ----------------------
         Period                                                    Ratio
--------------------------------------------------------- ----------------------
--------------------------------------------------------- ----------------------

         December 29, 1997                                         2.50 to 1
         through November 30, 1998
--------------------------------------------------------- ----------------------
--------------------------------------------------------- ----------------------

         December 1, 1998 through                                  2.25 to 1
         November 30, 1999
--------------------------------------------------------- ----------------------
--------------------------------------------------------- ----------------------

         December 1, 1999 through                                  2.00 to 1
         maturity
--------------------------------------------------------- ----------------------


                  4.31. Amendment toss.9.3. Section 9.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "ss.9.3 Minimum Net Worth. The Borrower shall not at any time permit (a) the sum of (i) the Borrower's Consolidated Tangible Net Worth plus (ii) subordinated Permitted Indebtedness due and owing to Andersen Group, Inc., to be less than (b) the sum (x) of $9,500,000 plus (y) 50% of the Borrower's positive Consolidated Net Income for each fiscal year ending on or after February 28, 1998."

                  4.32. Amendment toss.9.5. Section 9.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "ss.9.5 Consecutive Net Losses. The Borrower shall not permit Consolidated Net Income plus, to the extent deducted in determining Consolidated Net Income, any accrued Subordinated Payments payable by the Borrower to Andersen Group, Inc. for such period and which are permitted pursuant to ss.ss.8.1(l) and 8.14, to be less than $0.00 in any two consecutive fiscal quarters of the Borrower."

                  4.33. Amendment toss.9.6. Section 9.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "ss.9.6 Capital Expenditures. The Borrower shall not make or commit to Capital Expenditures in excess of $2,750,000 during any fiscal year of the Borrower ending on or after February 28, 1997, unless the Banks agree in writing to finance Capital Expenditures in excess of $2,750,000 during the applicable fiscal year on terms acceptable to the Banks and the Borrower."

                  4.34. Amendment toss.11. The preamble to Section 11 of the Credit Agreement s hereby amended in its entirety to read as follows:

                  "ss.11. Conditions to All Borrowings. The obligations of the Banks to make any Revolving Loan, Purchases and Consignments or Deferred Payment Sales or issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

                  4.35.  Amendments to ss.12.1(a), (k) and (n).

         (i) Sections 12.1(a), (k) and (o) of the Credit Agreement are hereby amended in their entirety to read as follows:

                  "(a) the Borrower shall fail to pay when due any principal of any Revolving Loan, any Reimbursement Obligation or any Deferred Payment Sale Amount or pay for or Redeliver Consigned Precious Metal or Segregated Precious Metal when the same shall become due and payable;"

                  "(k) any uninsured loss, theft or destruction of or damage to any Consigned Precious Metal or Segregated Precious Metal or any Precious Metal that is the subject of a Deferred Payment Sale or to any products or property which includes Precious Metal that is Consigned Precious Metal or Segregated Precious Metal or the subject of a Deferred Payment Sale or to any other Collateral;"

                  "(o) Andersen Group, Inc., shall, at any time prior to an IPO of the Borrower, legally or beneficially own less than a majority of the issued and outstanding voting stock of the Borrower (other than pursuant to Subordinate Lender's exercise of the Warrant); or"

         (ii) Section 12.1 of the Credit Agreement is hereby amended by adding the following new clause (p) immediately following clause (o) thereof:

                  "(p) the Borrower or any of its Subsidiaries shall fail to pay or perform when due, or within any applicable period of grace, any payment or other obligation under any of the Subordinate Loan Documents."

         (iii) The last paragraph of Section 12.1 of the Credit Agreement is amended in its entirety to read as follows:
                  "then, and in any such event, (1) the Borrower shall purchase all Consigned Precious Metal and Segregated Precious Metal in accordance with the provisions of ss.4A.4 and ss.4B hereof (as applicable) and (2) the Banks may, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in ss.ss.12.1(g) or 12.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any Bank. For the purposes of this ss.12, RIHT shall have the right in its discretion to calculate the Deferred Payment Sale Amounts and the applicable repurchase price for all Consigned Precious Metals and Segregated Precious Metals based upon RIHT's spot prices for the applicable Precious Metals as of the date that the Event of Default is declared to have occurred or as of such date that RIHT determines to be appropriate under the circumstances."

                  4.36. Amendment to ss.12.2. Section 12.2 of the Credit Agreement is hereby amended by adding the phrase ", Purchases and Consignments, the outstanding amount of Segregated Precious Metals" immediately after the word "Loans" appearing in the fourth and tenth lines thereof.

                  4.37. Amendment to ss.12.3. Section 12.3 of the Credit Agreement is hereby amended by adding the phrase ", Purchases and Consignments" immediately after the word (a) "Credit" appearing in the third line thereof and
(b) "Loans" appearing in the fifth line thereof.

                  4.38. Amendment to ss.15. Section 15 of the Credit Agreement is hereby amended by adding the phrase ", Purchases and Consignments, Segregated Precious Metals" immediately after the word "Loans" appearing in the eighth line thereof.

                  4.39. Amendment to ss.16. Section 16 of the Credit Agreement is hereby amended by adding the phrase ", Purchases and Consignments, Segregated Precious Metal delivery" immediately after the word "Loans" appearing in the seventh and eleventh lines thereof.

                  4.40. Amendment to ss.17.1. Section 17.1 of the Credit Agreement is hereby amended by adding the phrase "Consignment Commitment or" immediately after the word "of" appearing on the fourth line thereof.

                  4.41. Amendment to Schedule 6.7. Schedule 6.7 to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on
Schedule 6.7 annexed hereto.

         ss.5.  Conditions  Precedent.   The  effectiveness  of  the  amendments
contemplated herein shall be subject to the satisfaction of each of the following conditions precedent:

                  5.1.  All  of  the  representations  and  warranties  made  by
Borrower and the Guarantor herein, whether directly or incorporated by reference, shall be true and correct on the date hereof, except as provided in ss.3 hereof;

                  5.2. Agent shall have received evidence satisfactory to Agent that no Default or Event of Default shall have occurred and be continuing; and

                  5.3. Borrower shall have paid all fees, expenses and other costs incurred by Agent and the Banks in connection with this Amendment (including, without limitation, all attorney's and other professionals' fees and expenses).

         ss.6.  Miscellaneous Provisions.

                  6.1. Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Credit Agreement, the Note and the other Loan Documents shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, the Note and the other Loan Documents, each as amended hereby, shall continue in full force and effect, and that this Agreement and the Credit Agreement, the Note and the other Loan Documents, as applicable, shall be read and construed as one instrument.

                  6.2. This Agreement is intended to take effect under, and shall be construed according to and governed by, the laws of the State of Connecticut.

                  6.3. This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

                  6.4. After the sale or other distribution of the Borrower's Ultrasonics business (including any dividend of all the shares of Ney Ultrasonics Inc. to Andersen Group, Inc.), the Banks shall, promptly after the Borrower's request and at the Borrower's expense, release the Guaranty and the liens in favor of the Banks on the assets of Ney Ultrasonics Inc.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]



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         IN  WITNESS  WHEREOF,  each of the  parties  hereto  have  caused  this
Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

                                                 THE J.M. NEY COMPANY


                                                 By: /s/ Andrew M. O'Shea
                                                 ------------------------
                                                 Its Chief Financial Officer


                                                 BANKBOSTON, N.A.


                                                 By:/s/ Kevin Flaherty
                                                 ---------------------

                                                 Its Sr. Vice President


                                       RHODE ISLAND HOSPITAL TRUST NATIONAL BANK


                                                 By:/s/ Jay Zi
                                                 -------------
                                                 Its Sr. Vice President